SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 14, 2016

(Date of earliest event reported)

AUTOZONE, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1-10714 (Commission File Number)	62-1482048 (IRS Employer Identification No.)

123 South Front Street

Memphis, Tennessee 38103
(Address of principal executive offices) (Zip Code)

(901) 495-6500
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

AutoZone, Inc. Sixth Amended and Restated Executive Stock Purchase Plan

At the Annual Meeting of Stockholders of AutoZone, Inc. (“AutoZone”) on December 14, 2016, AutoZone’s stockholders approved the AutoZone, Inc. Sixth Amended and Restated Executive Stock Purchase Plan (the “Amended Executive Plan”). The Amended Executive Plan previously had been approved by AutoZone’s Board of Directors (the “Board”) on September 21, 2016, subject to stockholder approval, and became effective immediately upon such stockholder approval.

The Amended Executive Plan amends the AutoZone, Inc. Fifth Amended and Restated Executive Stock Purchase Plan by extending its term through January 1, 2026.

The original Executive Stock Purchase Plan was previously approved by AutoZone’s stockholders in 2001 with respect to grants covering 300,000 shares of AutoZone common stock (“Shares”). The Amended Executive Plan will permit its participants to acquire Shares in excess of the purchase limits contained in the AutoZone, Inc. Sixth Amended and Restated Employee Stock Purchase Plan, as amended, or any successor plan thereto (the “ESPP”). Eligibility to participate in the Amended Executive Plan will be determined by the Compensation Committee of AutoZone’s Board of Directors. Participants in the Amended Executive Plan will be permitted to make an election, before the beginning of each option period (January 1, April 1, July 1, October 1 (or by such earlier administrative deadline as the AutoZone may impose)), to use up to 25% of their eligible compensation to purchase Shares pursuant to options granted under the Amended Executive Plan.

The above summary of the Amended Executive Plan does not purport to be complete and is qualified in its entirety by reference to the Amended Executive Plan, which is attached as Exhibit A to AutoZone’s Definitive Proxy Statement filed with the Securities and Exchange Commission on October 24, 2016 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	AutoZone’s Annual Meeting of Stockholders was held on December 14, 2016.

(b)	The stockholders took the following actions at the annual meeting:

Proposal 1: The stockholders elected eleven directors, each of whom will hold office until the Annual Meeting of Stockholders to be held in 2016 and until his or her successor is duly elected and qualified. Each director received more votes cast “for” than votes cast “against” his or her election. The tabulation of votes with respect to each nominee for director was as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Douglas H. Brooks	24,036,360	14,078	36,137	1,449,709
Linda A. Goodspeed	23,977,166	73,310	36,099	1,449,709
Sue E. Gove	23,870,570	203,225	12,777	1,449,709
Earl G. Graves, Jr.	23,847,272	226,787	12,516	1,449,709
Enderson Guimaraes	24,032,051	18,204	36,320	1,449,709
J. R. Hyde, III	23,599,765	476,170	10,640	1,449,709
D. Bryan Jordan	24,012,994	37,456	36,125	1,449,709
W. Andrew McKenna	23,495,581	578,332	12,662	1,449,709
George R. Mrkonic, Jr.	24,019,693	30,644	36,238	1,449,709
Luis P. Nieto	24,033,194	17,273	36,108	1,449,709
William C. Rhodes, III	22,616,381	1,363,347	106,847	1,449,709

Proposal 2: The Audit Committee’s designation of Ernst & Young LLP as AutoZone’s independent registered public accounting firm for the fiscal year ending August 26, 2017 was ratified by the stockholders. The tabulation of votes on this matter was as follows:

25,331,512 votes for

192,044 votes against

12,728 abstentions

There were no broker non-votes for this item.

Proposal 3: The AutoZone, Inc. Sixth Amended and Restated Executive Stock Purchase Plan was approved. The tabulation of votes on this matter was as follows:

23,934,362 votes for

127,031 votes against

25,182 abstentions

1,449,709 broker non-votes

Proposal 4: The compensation of AutoZone’s named executive officers was approved, on an advisory basis, by stockholders. The tabulation of votes on this matter was as follows:

22,283,408 votes for

1,770,591 votes against

32,576 abstentions

1,449,709 broker non-votes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOZONE, INC.

By: /s/ Kristen C. Wright

Kristen C. Wright

Senior Vice President, General Counsel and Secretary

Dated: December 15, 2016